UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 10, 2011
COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-04329	344297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 423-1321
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 10, 2011, Mr. James E. Kline, Vice President, General Counsel and Secretary of Cooper Tire & Rubber Company (the “Company”), announced that he plans to retire from the Company effective May 31, 2011, and will resign from his position as Vice President, General Counsel and Secretary effective April 4, 2011.
     Effective May 31, 2011, 30,000 stock options granted to Mr. Kline on April 6, 2009 will vest. These stock options would have vested on April 6, 2012. The terms for exercise of these accelerated options will be pursuant to the standard terms and conditions of the Company’s Incentive Compensation Plan. Mr. Kline has not been granted any new stock options in 2011 or any other special compensation in connection with his retirement from the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ Jack Jay McCracken
	Name:	Jack Jay McCracken
	Title:	Assistant Secretary

Date: March 14, 2011